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                                                                      EXHIBIT 21
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                SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)


Samsonite Europe N.V.                                      Belgium
     Samsonite S.A.                                        France
     Samsonite Limited                                     United Kingdom
     Samsonite B.V.                                        Netherlands
     Samsonite Ges.m.b.H.                                  Austria
     Samsonite GmbH                                        Germany
     Samsonite-Hungaria Luggage Ltd.                       Hungary
     Samsonite Finanziaria S.r.l.                          Italy
       Samsonite Italia S.r.l.                             Italy
         Saturn & Saturn S.r.l.                            Italy
           Bogey S.r.l.                                    Italy
     Samsonite Espana S.A.                                 Spain
     Samsonite AB (Aktiebolag)                             Sweden
     Samsonite A/S                                         Denmark
     Samsonite AG                                          Switzerland

Equipajes Latinoamericanos, S.A. de C.V.                   Mexico
     Samsonite Mexico, S.A. de C.V.                        Mexico
Samsonite Comercio E Participacoes Ltda.                   Brazil
     Samsonite Industrial E Comercial Ltda.                Brazil
Samsonite Canada Inc.                                      Canada
Samson S.A. de C.V.                                        Mexico
Samsonite Mauritius Limited                                Mauritius
     Samsonite India Private Limited                       India
Samsonite Singapore Pte Ltd                                Singapore
Samsonite Asia Limited                                     Hong Kong
Samsonite Mercosur Limited                                 Bahamas
Samsonite Brasil Ltda.                                     Brazil

A.T. Retail, Inc.                                          Indiana
Samsonite Pacific Ltd.                                     Colorado
Direct Marketing Ventures, Inc.                            Colorado
Legacy Luggage Inc.                                        Colorado
Samsonite Service Corporation                              Colorado

Astrum R.E. Corp.                                          Delaware
Astrum Management Corp.                                    Delaware
KBBL Inc.                                                  Delaware

McGregor Corporation                                       New York
     Hortex Incorporated                                   Texas
               BTK Sales Company                           Texas
     Gilead Manufacturing Corporation                      Rhode Island
     Jody Apparel, Inc.                                    New York
     WMI, Inc.                                             Delaware
     Wonderknit Corporation                                New York
     McGregor China Corp.                                  Delaware
     Bernhard Altmann (CA) Ltd.                            Canada